Morgan
                                                             & Company
                                                          CHARTERED ACCOUNTANTS



                          INDEPENDENT AUDITORS' CONSENT




We consent to incorporation by reference in this Registration Statement on Form S-8 of Custom Branded Networks, Inc. (an exploration stage company) of our report, dated September 27, 2004, relating to the consolidated balance sheets of Custom Branded Networks, Inc. (an exploration stage company) as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years ending June 30, 2004 and June
30, 2003, and for the period from inception, June 28, 1999, to June 30, 2004, which report appears in the Annual Report on Form 10-KSB of Custom Branded Networks, Inc. (an exploration stage company) for the year ended June 30, 2004.




Vancouver, Canada                                            "Morgan & Company"

October 18, 2004                                          Chartered Accountants



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